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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): March 15, 2000



                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
               (Exact name of registrant as specified in charter)


    DELAWARE                         0-24997                    22-3615289
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


                  4651 ROUTE 42, TURNERSVILLE, NEW JERSEY 08012
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (856) 629-6000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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ITEMS 1. THROUGH 4. NOT APPLICABLE.

ITEM 5.             OTHER EVENTS.

      On March 15, 2000, South Jersey Financial Corporation, Inc., a Delaware corporation ("South Jersey"), announced that it had entered into an Agreement and Plan of Merger, dated as of March 15, 2000 ("Merger Agreement"), with Richmond County Financial Corp., a Delaware corporation ("Richmond County"), and Richmond County Acquisition, Inc., a wholly owned subsidiary of Richmond County ("Acquisition Sub"). Richmond County is the savings and loan holding company parent of Richmond County Savings Bank, a New York State chartered stock savings bank. The Merger Agreement provides, among other things, that Acquisition Sub will merge with and into South Jersey, with South Jersey being the surviving corporation and becoming a wholly owned subsidiary of Richmond County ("Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      Pursuant to the Merger Agreement, each share of South Jersey common stock, par value $0.01 per share ("South Jersey Common Stock"), issued and outstanding immediately prior to the Effective Time, except for (i) Dissenters' Shares, (ii) shares of South Jersey's common stock held directly or indirectly by Richmond County (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (iii) shares of South Jersey's common stock held in South Jersey's treasury, will be converted into and become the right to receive $20.00 in cash, without interest. In addition, options to acquire shares of South Jersey's common stock will be canceled in exchange for a cash amount equal to the product of (i) the number of shares of South Jersey's common stock subject to the option at the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of such option, except for options granted to Messrs. Colacicco, DiPaolo, Sidebotham and Wampler and Ms. Brode, which may, at each such person's election, be converted into options for shares of Richmond County common stock in accordance with the terms of the Merger Agreement.

      In connection with the Merger Agreement, South Jersey granted to Richmond County a stock option pursuant to a Stock Option Agreement, dated as of March 15, 2000, which, under certain defined circumstances, would enable Richmond County to purchase up to 681,290 shares, or approximately 19.9% of the issued and outstanding shares, of South Jersey Common Stock. The Stock Option Agreement provides that the total profit receivable thereunder may not exceed $3.5 million plus reasonable out-of-pocket expenses. A copy of the Stock Option Agreement is attached hereto as Exhibit 4.1.

      Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreement by the stockholders of South Jersey and approval of the appropriate regulatory agencies.

ITEM 6.           NOT APPLICABLE.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            a.    Financial Statements of Businesses Acquired.
                  Not Applicable



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            b.    Pro forma Financial Information.
                  Not Applicable

            c. Exhibits: The following Exhibits are filed as part of this report:


                  EXHIBIT NO.                       DESCRIPTION
                  -----------                       -----------

                     2.1 Agreement and Plan of Merger, dated as of March 15, 2000, by and among Richmond County Financial Corp., Richmond County Acquisition, Inc. and South Jersey Financial Corporation, Inc.

                     4.1 Stock Option Agreement, dated as of March 15, 2000, by and between Richmond County Financial Corp. and South Jersey Financial Corporation, Inc.

                     99.1          Press release issued March 15, 2000. *

            * Incorporated herein by reference to the soliciting material filed by South Jersey pursuant to Section 14(a) of the Securities Exchange Act of 1934 on March 15, 2000.


ITEM 8.     NOT APPLICABLE.

ITEM 9.     NOT APPLICABLE.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SOUTH JERSEY FINANCIAL CORPORATION, INC.


                                    By:   /s/ Robert J. Colacicco
                                          --------------------------------------
                                          Robert J. Colacicco
                                          President and Chief Executive Officer

Date: March 22, 2000




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                                  EXHIBIT INDEX




    EXHIBIT                        DESCRIPTION
    -------                        -----------

      2.1 Agreement and Plan of Merger, dated as of March 15, 2000, by and among Richmond County Financial Corp., Richmond County Acquisition, Inc. and South Jersey Financial Corporation, Inc.

      4.1 Stock Option Agreement, dated as of March 15, 2000, by and between Richmond County Financial Corp. and South Jersey Financial Corporation, Inc.

      99.1      Press release issued March 15, 2000. *

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*     Incorporated  herein by reference to the soliciting  material filed by the
      South Jersey pursuant to Section 14(a) of the Securities Exchange Act of 1934 on March 15, 2000.


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